Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alarum Technologies Ltd. of our report dated March 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alarum Technologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kesselman& Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 20, 2025